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                                                                      EXHIBIT 5

                              BRUCE F. FEIN, P.C.
                        3000 RICHMOND AVENUE, SUITE 190
                              HOUSTON, TEXAS 77098
                                 (713) 526-9909
                               FAX (713) 526-9939

                                 August 6, 1997

Board of Directors ZEROS USA, Inc.
507 North Belt East, Suite 550
Houston, Texas  77060

Gentlemen:

         In our capacity as special securities counsel for ZEROS USA, inc. (the "Company"), we have participated in the corporate proceedings relative to the filing by the Company of a FORM 10-SB for 12,490,000 common shares with $0.001 par value (the "common shares") as set out and described in the Company's Registration Statement on Form 10-SB (File No. 34-______) under the Securities Act of 1934 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of Texas;

         (2) All requisite corporate action and all action required by the laws of the State of Texas with respect to the authorization and issuance of common stock ;

         (3) The maximum of 12,490,000 shares of common stock, issued and distributed prior to the filing of the Form 10-SB, are validly issued, fully paid and nonassessable;

         We hereby consent to the use of this opinion as an exhibit to the Form 10-SB and to the references to our firm in the Form 10-SB.



                                       Very truly yours,

                                       /s/ BRUCE F. FEIN

                                       Bruce F. Fein